Exhibit 1.02
Pitney Bowes Inc. Conflict Minerals Report
(as required by Item 1.01 and 1.02 of Form SD)

Pitney Bowes Inc. (“we,” “us,” “our,” or the “Company”) submits this report pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 and adopted by the Securities and Exchange Commission pursuant to Section 1502 of the Dodd-Frank Financial Reform and Consumer Protection Act (the “Act”). This report describes the inquiry the Company undertook to obtain information from internal and external sources to ascertain whether any Pitney Bowes product contains tantalum, tin, tungsten, or gold (“Conflict Minerals” or “3TG”) that originated in the Democratic Republic of the Congo or adjoining countries, as defined in the Act (collectively, the “Covered Countries”), and the due diligence Pitney Bowes conducted on the source and chain of custody of such minerals. This report covers parts and products manufactured or contracted to manufacture by the Company in the 2017 calendar year. Based on our inquiry, we have found that Conflict Minerals are necessary to the functionality or production of some of our products manufactured or contracted to manufacture in 2017.
Based on our due diligence for these 2017 products, our suppliers identified a total of 337 potential smelters or refiners of 3TG in their supply chains. However, 20 of these smelters or refiners are no longer included in the Smelter Reference List of RMI’s (formerly the Conflict-Free Sourcing Initiative or CFSI) Conflict Minerals Reporting Template based on RMI’s determination that these entities did not actually engage in smelting or refining activities or are no longer in operation. Of the 317 remaining smelters or refiners, 252 (or 80%) were listed by RMI as conformant with the Responsible Minerals Assurance Process (formerly the Conflict Free Smelter Program) or in process to become conformant (as of December 1, 2017). The remaining 65 smelters or refiners identified are not yet participating in an auditing program; however, we have no information that would indicate that these smelters or refiners sourced 3TG from the Covered Countries. For a list of the reported entities identified by our suppliers that are also identified as smelters or refiners of 3TG in RMI’s Smelter Reference List, please refer to Appendix A.
Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners of necessary conflict minerals that may have been contained in our products and that are recognized by the RMI to be processors of conflict minerals, and reviewing available information on the sourcing of conflict minerals by these smelters and refiners.

As a downstream company, we are several levels removed from mining minerals. We did not buy any minerals directly from mines, smelters, or refiners for use in these 2017 products. Information regarding the countries from which the identified smelters and refiners may source 3TG was not readily available to us and was not always provided to us by the Surveyed Suppliers (defined below). As part of our efforts to determine the mine or location of origin of 3TG in our products, we searched for publicly available information on the sourcing practices of identified smelters and refiners. In some instances, conflict mineral policies and related resources were available on the RMI website for identified smelters and refiners that are listed as conformant with Responsible Minerals Assurance Process assessment protocols. However, we were unable to locate country of origin information for the Conflict Minerals processed by many of the identified smelters and refiners. In addition, many of the Surveyed Suppliers identified all of the smelters and refiners potentially associated with all of their product offering and did not always limit the information provided to products supplied to Pitney Bowes. To the extent we located information on the potential origin of 3TG processed by these conformant smelters or refiners, we identify those countries in Appendix B. However, due to limitations discussed above, Pitney Bowes is unable to confirm whether necessary 3TG metals contained in our products in fact originated in any of these countries.

Our due diligence activities are further described in this report.

1. Pitney Bowes’ Design of Due Diligence
A. Due Diligence Framework
We designed our due diligence to conform, in all material respects, with the framework set out in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”), published by the Organisation for Economic Cooperation and Development (the “OECD”). Since the Company does not buy Conflict Minerals directly from mines, smelters or refiners, we must rely on our suppliers to provide us with information regarding the source of the Conflict Minerals contained in the products and parts those suppliers provide to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. In this regard, we have designed our due diligence to leverage the due diligence tools developed by RMI, including a supplier survey based on the Template, which is designed to help companies identify the smelters and refiners that process the Conflict Minerals in a company’s supply chain. We have incorporated the following five-step, risk-based approach to 3TG due diligence based on OECD Guidance into the design of our Conflict Minerals due diligence program:

•	establish and maintain appropriate internal management systems to identify and manage the 3TG in our global supply chain;

•	identify and assess any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;

•	design and implement a strategy to respond to 3TG risks in our supply chain;

•	support independent auditing of smelter and refiner due diligence practices; and

•	report publicly on supply chain due diligence.

B. Scope of Due Diligence.
In order to determine if products manufactured or contracted to manufacture by Pitney Bowes contain 3TG sourced from Covered Countries, we sought out industry best practices, reviewed current guidance from various associations such as the OECD and the Information Technology Industry Council (“ITIC”), and attended industry association meetings to assess how other multinational corporations were approaching Conflict Minerals compliance.
Working with outside consultants, we developed a Conflict Minerals survey based on the Template and guidance from the RMI and ITIC. We began with a list of the top 100 suppliers who provide nearly 95% of the total dollar spend for Pitney Bowes. Ultimately we sent the Conflict Minerals survey to the 57 suppliers who (the “Surveyed Suppliers”) are impacted by this rule, eliminating suppliers that provide Pitney Bowes with products that either do not contain tin, tantalum, tungsten or gold, or otherwise supplied equipment that is out of scope. We asked the Surveyed Suppliers to respond with certain information, including their Conflict Minerals policies, usage of 3TG, and the smelters and refiners of Conflict Minerals in their supply chains.
The Surveyed Suppliers who completed the survey were asked to attest to the accuracy of their survey responses. The Product Compliance Team (defined below) monitored supplier responses to our surveys and contacted the Surveyed Suppliers who submitted incomplete responses or who failed to respond. We requested updated submittals from the Surveyed Suppliers that submitted responses with a less than 75% response rate from their supply chain and suppliers that listed smelters with inaccurate information. Data received from Surveyed Suppliers through April 6, 2018 have been included in this report.
We collected and tracked the survey responses in our product compliance database for consolidation, validation, and further analysis. We also generated monthly status reports to track and review our progress in data collection and evaluate which suppliers needed additional help in completing the survey.
C. Due Diligence Results for Pitney Bowes’ 2017 Products
Based on our due diligence, we determined that Conflict Minerals were necessary to the functionality or production of various products from our hardware product offerings list, which includes a varied array of equipment that processes direct mail and/or enables transactional mail management and analytics that we manufactured or contracted to manufacture in 2017.
Some examples of these products include: postage meters, low-/medium-/high-volume mailing systems that can weigh, seal and apply postage to envelopes; inserters; sorters; folders; mail openers; tabbers; scales; mail kiosks; monitors; printers; accessories; and peripherals.

D. Pitney Bowes’ Conflict Minerals Disclosure Posting
We have made public our activities related to Conflict Minerals in our Corporate Responsibility Report published in October 2017. We have also posted this Conflict Minerals Report on our website (follow this link for more information: Pitney Bowes Corporate Responsibility).
2. Pitney Bowes’ Due Diligence Measures Undertaken for 2017 Products
In an effort to continue to identify and mitigate any risk that the use of 3TG in our products going forward may benefit armed groups in the Covered Countries, we have incorporated the relevant aspects of the OECD Guidance (as summarized in the sections that follow) into our risk management program for product stewardship requirements (including Conflict Minerals).
A. Development of an Internal, Strong Management System.
1. High level management oversight
In order to provide effective management support for, and high level escalation of issues relating to, the Company’s overall supply chain due diligence efforts (inclusive of conflict minerals), we formed two cross-functional teams: the Environmental Product Compliance Team (the “Product Compliance Team”) and the Environmental Committee (the “Environmental Committee”).
The Product Compliance Team is comprised of representatives from Procurement, Supply Chain, Quality, Engineering, Environmental Health and Safety (“EHS”), Finance and Global Product Line Management and other support groups. This team is responsible for assisting the Company in meeting the requirements of global product-compliance regulations.
The Environmental Committee is made up of departmental managers holding senior positions in various departments in the company including: Procurement, Global Supply Chain, Engineering, EHS, Quality, Ethics and Compliance, Legal, Finance, Business Continuity, Global Product Line Management, Enterprise Risk and Internal Audit and oversees the work of the Product Compliance Team. The Environmental Committee is tasked with providing guidance regarding environmental product compliance, authorizing the financial and human resources needed for product compliance, and enforcing corrective action measures within Company operations and within our supply chain. The Environmental Committee reports potential issues and company risks to the Enterprise Risk Management team. The Enterprise Risk Management team, comprised or members or senior management from various functions and business units, reviews the Company’s efforts in managing a wide range of risks of the Company.
2. Pitney Bowes’ Conflict Minerals policy and procedures
We established a conflict minerals policy to guide our communications with and expectations for suppliers regarding Conflict Minerals. It is the Company’s goal that we will not knowingly manufacture or contract to manufacture products that include Conflict Minerals that originate from the Covered Countries, unless they were processed by smelters and refiners that are certified as “conflict free” or came from recycled or scrap sources. We communicated our expectation that our Surveyed Suppliers source products, parts and components from socially responsible sources and conduct reasonable due diligence on their supply chains in an effort to assure that Conflict Minerals are not knowingly sourced from the Covered Countries unless they were processed by smelters and refiners that are conformant with the Responsible Minerals Assurance Process or came from recycled or scrap sources.

We also adopted certain procedures and took the following steps regarding our use of 3TG:

•	updated our Supplier Code of Conduct with a new section that outlines Conflict Minerals and other product compliance requirements;

•	revised our engineering standards and specifications to include requirements to specify that suppliers must meet Section 1502(4) of the Dodd Frank Act;

•	amended our audit templates to include periodic audits of supplier requirements with respect to products containing 3TG;

•	developed a product review process that includes consideration of Conflict Minerals issues;

•	updated and distributed to all new suppliers our contractual language regarding certification that 3TG from Covered Countries is conflict free or came from recycled or scrap sources;

•	published Conflict Minerals information on our website and in our Corporate Responsibility Report;

•	added Conflict Minerals to the Enterprise Risk Management review activity to ensure frequent review by our management;

•	included review of Conflict Minerals supply chain data and related processes to the Company’s standardized environmental compliance reviews of key suppliers;

•	conducted training classes through our automated training tool, webex or in person that educated relevant employees;

•	educated Suppliers and other partners regarding Conflict Minerals during some business reviews;

•	required Surveyed Suppliers to complete surveys with the goal of identifying the smelters and refineries used to process Conflict Minerals in their supply chain;

•	developed internal policies, written procedures, tools and training to ensure effective implementation of our Conflict Minerals management program;

•	tracked and reported supplier data in a product compliance information database;

•
developed and implemented a supplier escalation protocol to ensure consistent and thorough management of unresponsive suppliers - this protocol documents our supplier engagement and how we interact with unresponsive suppliers or suppliers who provide incomplete, questionable, or indeterminable information; and

•	benchmarked Conflict Minerals best practices with other multinational corporations.

We also revised our written internal product environmental compliance requirements to include Conflict Minerals requisites as documented in our Environmental Compliance Standard Operating System.
3. Pitney Bowes’ system of controls and transparency over the 3TG supply chain
As part of the Company’s broader requirement that our suppliers provide us with accurate and complete information relating to the sources of all substances contained in any product, part or component they provide to us, we required that Surveyed Suppliers provide us with information on Conflict Minerals contained in such products, parts, or components.
Surveyed Suppliers who failed to respond to our request for data were subject to additional evaluation to determine whether further engagement or escalation was necessary.
4. Pitney Bowes’ engagement with suppliers
The Company has multiple methods to encourage our suppliers to commit to our policies requiring responsible supplier operations. We have communicated our Conflict Minerals requirements to our Suppliers and other product stewardship requirements, as applicable, to our global supply chain. In connection with our data collection efforts, we have explained to our Suppliers our requirements that they conduct their operations as socially responsible suppliers. In addition, we have revised our supplier form contract wording to include compliance with our Conflict Minerals efforts. Our supplier contracts have long contained provisions giving us the right to conduct unannounced visits to supplier sites and to request documentation to confirm the supplier’s compliance with our policies and contractual requirements. Our Surveyed Suppliers have received training regarding Conflict Minerals requirements and completion of our product compliance database.
5. Pitney Bowes’ Company-level grievance mechanism
For many years, Pitney Bowes has maintained an Ethics Help Line which is available toll-free, 24 hours a day, seven days a week. The Ethics Help Line is operated by an outside firm and enables employees, clients and others to make inquiries and report concerns about potential violations of Company policy or the law, in many languages, without fear of retaliation. Anyone can contact the Ethics Help Line to report any concerns about Conflict Minerals that may be contained in our products.
B. Identification and Assessment of Risk in Our Supply Chain.
The Company continues its program of conducting supply chain due diligence and risk assessment on supplier sources of 3TGs as described above in Section 1.
C. Strategy for Responding to Identified Risks in Our 3TG Supply Chain.
As described above, the Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond so that we could understand what was preventing them from submitting a full and final attestation regarding their product line. The Product Compliance Team also reviewed the data from the product compliance database to determine which Surveyed Suppliers had data gaps, had raised questions or had not been responsive. Any Surveyed Suppliers that were considered non-responsive or higher risk were escalated to designated internal teams and management for further evaluation as they were identified.

We also reported the findings and information gathered through our inquiry and due diligence to Pitney Bowes senior management.
D. Support for Independent Third-party Audits of Supply Chain Due Diligence

Since we do not have direct relationships with smelters or refiners, we did not perform direct audits of these entities’ supply chains of Conflict Minerals. However, we supported the development and implementation of smelter and refiner sourcing audits conducted by independent third parties and industry groups, such as the RMI’s Responsible Minerals Assurance Process, through our conflict minerals policy and expectations regarding conflict-free sourcing of minerals from the Covered Countries.
3. Future Actions to Further Minimize Any Risk of Conflict Minerals Benefitting Armed Groups
The Company will continue to request information from our supply chain in order to meet the requirements of the Rule. Where there is reason to believe that a supplier is not adopting a Conflict Minerals policy or providing the necessary data to us, we will work with the supplier to address the issue. In the event of continued supplier deficiencies, we will consider appropriate measures including, if and as appropriate, termination of our relationship with a supplier.

Appendix A

List of Smelters / Refiners Identified by the Surveyed Suppliers

The following list provides the name, location and status of smelters and refiners identified by the Surveyed Suppliers. Pitney Bowes is unable to confirm that any or all smelters and refiners in this list processed the necessary 3TG metals contained in our products, since a number of the Surveyed Suppliers identified all smelters and refiners in their total supply chain and did not limit their responses to the specific products supplied to Pitney Bowes.

Smelter and refiner names and locations were drawn from the Smelter Reference List in the latest version of the Template. Smelters or refiners designated as “Conformant” were listed by RMI as conformant with Responsible Minerals Assurance Process assessment protocols as of December 1, 2017 ; smelters or refiners designated as “Active” were listed by RMI as of this date as having committed to undergo an audit or as participating in a similar assessment program such as the LBMA Responsible Gold Certification or Responsible Jewelry Council’s Chain-of-Custody Certification. Smelters or refiners listed as “In Communication” or “Outreach Required” have begun discussions with or will be encouraged to participate in the RMAP audit. Entities that are no longer recognized as smelters or refiners are not included in the reference list below (for example, if they are no longer included in the Smelter Reference List of the Template based on RMI’s determination that the entity did not actually engage in smelting or refining activities or if we or RMI believe they are no longer in operation).

Metal	Smelter /Refiner Name	Smelter/Refiner Location	RMI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non-Compliant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Yet Participating
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	In Communication
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Metaux S.A.	SWITZERLAND	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	In Communication
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Outreach Required
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Non Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Outreach Required
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Outreach Required

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Outreach Required
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
Gold	Guangdong Jinding Gold Limited	CHINA	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	In Communication
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Italpreziosi	ITALY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Outreach Required
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Outreach Required
Gold	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
Gold	L'Orfebre S.A.	ANDORRA*	Outreach Required
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Marsam Metals	BRAZIL	Compliant
Gold	Materion	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	Active
Gold	Morris and Watson	NEW ZEALAND	Outreach Required
Gold	Morris and Watson Gold Coast	AUSTRALIA	Outreach Required
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant

Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CHILE	Active
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	Active
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Compliant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
Gold	Safimet S.p.A*	ITALY*	Outreach Required
Gold	SAFINA A.S.	CZECH REPUBLIC	Active
Gold	Sai Refinery	INDIA	Outreach Required
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	In Communication
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Outreach Required
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
Gold	Sudan Gold Refinery	SUDAN	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
Gold	Tony Goetz NV	BELGIUM	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	In Communication
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Compliant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	Outreach Required
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	In Communication
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant

Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Tin	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Outreach Required
Tin	Thaisarco	THAILAND	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	Yunnan Copper Industry Co., Ltd.	CHINA*	Outreach Required
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Non Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Outreach Required
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Outreach Required
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant

APPENDIX B
Countries of Origin
Potential countries of origin for 3TG processed by conformant smelters or refiners may include (but are not necessarily limited to):

ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BRAZIL
CANADA
CHILE
CHINA
CZECH REPUBLIC
ESTONIA
FRANCE
GERMANY
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MACEDONIA
MALAYSIA
MEXICO
NETHERLANDS
NEW ZEALAND
PERU
PHILIPPINES
POLAND
RUSSIAN FEDERATION
SAUDI ARABIA
SINGAPORE
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UNITED ARAB EMIRATES
UNITED STATES OF AMERICA
UZBEKISTAN
VIET NAM
ZIMBABWE